                                                    [Form of Trust Agreement for
                                                   Grantor Trust Classification]



________________________________________________________________________________


                                TRUST AGREEMENT
                                    between

                            T.A. OF DELAWARE, INC.,
                                   as Trustor


                                      and


                              ___________________,
                                   as Trustee


                                  relating to

        Tax Exempt Securities Trust Certificates, Multi-Class Series __

                     $__________ Coupon Strip Certificates

                    $__________ Principal Strip Certificates



                     Dated as of ____________________, 19__


                                  Relating to


                                  $__________
                       [Name of Bonds, Series, Due Date]


________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                           Page
ARTICLE I   DEFINITIONS AND CONSTRUCTION...................................................   1
     SECTION 1.01.  Certain Definitions....................................................   1
     SECTION 1.02.  Rules of Construction..................................................   5

ARTICLE II  ESTABLISHMENT OF TRUST.........................................................   6
     SECTION 2.01   Creation of Trust......................................................   6
     SECTION 2.02   Establishment of Trust Accounts and Ownership..........................   6
     SECTION 2.03.  Transfer of Bonds to Trust Account.....................................   7
     SECTION 2.04.  Limited Obligations....................................................   7

ARTICLE III THE CERTIFICATES...............................................................   7
     SECTION 3.01.  Classes of Certificates................................................   7
     SECTION 3.02.  Ownership of Underlying Bonds; Voting..................................   7
     SECTION 3.03.  Limitation on Issuance of Certificates.................................   8
     SECTION 3.04.  Form and Numbering of Certificates.....................................   8
     SECTION 3.05.  Details of Certificates................................................   8
     SECTION 3.06.  Validity of Certificates...............................................   9
     SECTION 3.07.  Exchange of Certificates...............................................   9
     SECTION 3.08.  Registration and Transfer of Certificates..............................   9
     SECTION 3.09.  Ownership of Certificates..............................................  10
     SECTION 3.10.  Authorization of Certificates; Prior Accrued Bond
                    Interest...............................................................  10
     SECTION 3.11   Temporary Certificates.................................................  11
     SECTION 3.12   Mutilated, Destroyed or Lost Certificates..............................  11
     SECTION 3.13.  Book-Entry Only System for Principal Strip Certificates................  12
     SECTION 3.14.  No Listing on Securities Market........................................  13

ARTICLE IV  DISTRIBUTIONS IN RESPECT OF THE CERTIFICATES...................................  13
     SECTION 4.01.  Distributions..........................................................  13
     SECTION 4.02.  Segregation of Moneys Received from Issuers in Respect of
                    Bonds..................................................................  14
     SECTION 4.03.  Allocation of Losses and Interest Shortfalls on Bonds..................  14
     SECTION 4.04   Statements to Holders..................................................  15

ARTICLE V   TERMINATION EVENTS AND PURCHASE OF CERTIFICATES
            UPON TRUSTOR'S TENDER DEMAND...................................................  15
     SECTION 5.01   Termination Events and Sale of Bonds...................................  15
     SECTION 5.02.  Notice to Holders......................................................  16
     SECTION 5.03.  Waiver of Termination Events...........................................  16

ARTICLE VI   REDEMPTION OF PRINCIPAL STRIP CERTIFICATES....................................... 16
     SECTION 6.01.  Redemption................................................................ 16
     SECTION 6.02.  Selection by Trustee of Principal Strip Certificates...................... 17
     SECTION 6.03.  Notice of Redemption...................................................... 17

ARTICLE VII  CERTAIN COVENANTS................................................................ 17
     SECTION 7.01.  Method of Payment of Principal Strip Certificates......................... 17
     SECTION 7.02.  Covenant to Perform and Authority of the Trustor.......................... 17

ARTICLE VIII THE TRUSTEE...................................................................... 17
     SECTION 8.01.  Acceptance of Duties...................................................... 18
     SECTION 8.02.  Limited Liability......................................................... 18
     SECTION 8.03.  Fidelity Bond............................................................. 18
     SECTION 8.04.  Indemnification of Trustee................................................ 18
     SECTION 8.05   Monthly Statements from Trustee........................................... 19
     SECTION 8.06   Resignation and Removal................................................... 20
     SECTION 8.07.  Default on Bonds.......................................................... 20
     SECTION 8.08.  Notice of Certain Defaults................................................ 20
     SECTION 8.09.  Credit Ratings............................................................ 21
     SECTION 8.10.  Payment of Trustee Fee.................................................... 21

ARTICLE IX   MISCELLANEOUS.................................................................... 21
     SECTION 9.01.  Governing Law............................................................. 21
     SECTION 9.02.  Notices................................................................... 21
     SECTION 9.03.  Binding Agreement......................................................... 22
     SECTION 9.04.  Amendments................................................................ 22
     SECTION 9.05.  Termination and Severability.............................................. 22
     SECTION 9.06.  Counterparts.............................................................. 23

                                TRUST AGREEMENT


     THIS TRUST AGREEMENT, dated as of ____________________________, 199__, is hereby executed by and between T.A. of Delaware, Inc., a Delaware corporation, as trustor (together with its successors and assigns as such the "Trustor"), and ____________________________, a banking corporation organized and existing under the laws of ____________________________, as trustee (together with any successor as such the "Trustee").

     WHEREAS, the Trustor desires to deposit the obligations listed in
Schedule I, (the "Bonds") with the Trustee, and to provide for the creation,
- ----------
execution and delivery of Tax Exempt Securities Trust Certificates, Multi-Class Series ____ (the "Certificates") evidencing undivided interests in such Bonds, including future principal of, premium, if any, and interest payments on such Bonds; and

     WHEREAS, the Certificates are to be substantially in the forms set forth as Exhibit A hereto with appropriate insertions, modifications and omissions, as
- ---------
provided in this Agreement;  and

     WHEREAS, the Trustor wishes the Trustee to act as the trustee of the Bonds on behalf of the Holders of the Certificates and to carry out the duties set forth in this Agreement pertaining to the Certificates, and the Trustee has agreed so to act;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises contained in this document, the parties hereto agree as follows:


                                   ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

     SECTION 1.01.  Certain Definitions.  The following terms shall have the
                    -------------------
following meanings unless the context otherwise requires.

     "ACCRUED CERTIFICATE INTEREST" shall mean, with respect to each Distribution Date, (a) with respect to the Coupon Strip Certificates, six month's accrued interest at the Coupon Strip Rate on the Coupon Strip Notional Balance immediately prior to such Distribution Date or (b) with respect to the Principal Strip Certificates, six month's accrued interest at the Principal Strip Rate on the Certificate Principal Balance of the Outstanding Principal Strip Certificates immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "AGENT MEMBER" shall mean a member of or participant in, the Securities Depository and shall include a "DTC Participant" as such term is used in the DTC Letter at any time when DTC is the Securities Depository.

     "AGREEMENT" shall mean this Trust Agreement as amended under the terms hereof.

     "AUTHORIZED TRUSTEE OFFICER" shall mean the Chairman of the Board, each Executive Officer, President, Senior Vice President, Executive Vice President, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer and Trust Officer of the Trustee and every other officer or employee of the Trustee designated as such by any of the foregoing for purposes hereof in a communication to the other parties hereto.

     "AUTHORIZED DENOMINATIONS" for the Coupon Strip Certificates shall be the Percentage Interest and multiples thereof, set forth in Schedule II and for the
                                                        -----------
Principal Strip Certificates shall be the dollar amount, and multiples thereof, set forth in Schedule II.
             -----------

     "BENEFICIAL OWNER" shall mean any Person owning Certificates through an Agent Member directly or through an "Indirect DTC Participant" as such term is used in the rules and regulations of DTC.

     "BOOK-ENTRY CREDIT" shall mean the evidence of the deposit by the Trustee of one or more Bonds in a separate account of the Trustee, as Trustee under this Agreement, with DTC or any successors or assigns of DTC.

     "BONDS" shall mean the obligations listed in Schedule I.
                                                  ----------

     "BONDS PAYMENT DATE" shall mean each of the payment dates for the Bonds as set forth in Schedule I.
             ----------

     "BONDS RATE" shall mean each of the per annum rates of interest on the Bonds set forth in Schedule I.
                   ----------

     "BUSINESS DAY" shall mean any day on which banks in New York, New York are open for commercial banking purposes and that is not a day on which the New York Stock Exchange is authorized or obligated by law or executive order to close.

     "CERTIFICATES" shall mean Tax Exempt Securities Trust Certificates, Multi-Class Series __, which consist of Coupon Strip Certificates and Principal Strip Certificates issued hereunder.

     "CERTIFICATE PRINCIPAL BALANCE" shall mean, with respect to each Certificate, on any date of determination, an amount equal to (a) the initial Certificate Principal Balance thereof minus (b) the sum of (i) the aggregate of all amounts in respect of principal of such Certificate (or any predecessor Certificate) distributed to the Holder thereof in accordance with the terms of this Agreement and (ii) the aggregate of all losses allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.03.

     "CERTIFICATE REGISTER" shall mean the register established and maintained by the Trustee pursuant to Section 3.08 in which the registration and transfer of the Certificates is recorded.

     "CLASS" shall mean each of the classes of Certificates issued pursuant to this Agreement and designated in Section 3.01.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations proposed or in effect thereunder and applicable to the Bonds or the Certificates or the use of proceeds thereof, and also includes all applicable amendments and successor provisions unless the context clearly requires otherwise.

     "COMMISSION" shall mean the Securities and Exchange Commission.

     "COUPON STRIP NOTIONAL BALANCE" shall mean the aggregate Certificate Principal Balance of the Principal Strip Certificates at the time of such determination.

     "COUPON STRIP RATE" shall mean the rate set forth and designated as such in
Schedule II.
- -----------

     "COUPON STRIP CERTIFICATE" shall mean each Certificate representing the right to receive the specified portion of the interest payments on the Bonds which Certificate is substantially in the form set forth as Exhibit A hereto and
                                                            ---------
has been designated as such and authenticated by the Trustee.

     "DATE OF ORIGINAL ISSUE" shall mean the first date on which the Trustee issues all or any portion of the Certificates.

     "DISTRIBUTION DATES" shall mean the ______ business day of each _________ and ___________, commencing _____________, 199_.

     "DTC" shall mean The Depository Trust Company, a clearing agency registered with the Commission, its successor or successors, and its nominee or nominees.

     "DTC LETTER" shall mean the letter of representations from the Trustor and the Trustee to DTC of even date herewith relating to the Certificates and any amendment or replacement thereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "HOLDER" shall mean a person in whose name a Certificate is registered in the Certificate Register.

     "ISSUER" shall mean each issuer of Bonds set forth in Schedule I.
                                                           ----------

     "OPINION OF COUNSEL" means an opinion in writing signed by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. or any other attorney or firm of attorneys acceptable to the Trustee who may but need not be counsel for the Trustee or the Trustor.

     "OUTSTANDING" shall mean, when used with reference to any Certificates, as of a particular date, all such Certificates previously issued and delivered under this Agreement, except:

     (a) any such Certificate previously cancelled by the Trustee or delivered to the Trustee for cancellation;

     (b) any such Certificate or portion thereof for whose payment at the maturity thereof money in the necessary amount has been paid to the Trustee by the Issuer of the Bonds underlying such Certificate and is held by the Trustee in trust for or was paid by the Trustee to the Holder of such Certificate pursuant to this Agreement; or

     (c) any such Certificate in exchange for or in lieu of which other Certificates have been issued and delivered pursuant to this Agreement.

     "PERCENTAGE INTEREST" shall mean the percentage interest evidenced by any Coupon Strip Certificate that is set forth on the face thereof.

     "PERSON" includes an individual, association, unincorporated organization, corporation, partnership, joint venture, business trust or a government or an agency or a political subdivision thereof, or any other entity.

     "PRINCIPAL" shall mean the principal, including any redemption premium, of the Bonds that has been received by the Trustee.

     "PRINCIPAL CREDIT SOURCE" shall mean the entity, if any, identified as such in Schedule I.
   ----------

     "PRINCIPAL STRIP RATE" shall mean the rate set forth and designated as such in Schedule II.
        -----------

     "PRINCIPAL STRIP CERTIFICATE" shall mean each Certificate representing the right to receive all of the principal payments and a specified portion of the interest payments on the Bonds which Certificate is substantially in the form set forth as Exhibit A hereto and has been designated as such and authenticated
             ---------
by the Trustee.

     "RATING AGENCY" shall mean, the nationally recognized statistical rating agency or agencies that rate the Certificates at the time of their issuance at the request of the Trustor.

     "RECORD DATE" shall mean, with respect to any Distribution Date, the second Business Day next preceding such Distribution Date.

     "REDEMPTION DATE" shall mean, with respect to any Bond to be redeemed, the date fixed by the Issuer thereof for such redemption.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SECURITIES DEPOSITORY" shall mean DTC or another recognized securities depository selected by the Trustee which maintains a book-entry system in respect of the Certificates.

     "SECURITIES EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "TERMINATION EVENTS" shall have the meaning set forth in Section 5.01.

     "TRUST" shall mean the trust created by this Agreement pursuant to Section
2.01 and maintained by the Trustee for the benefit of the Holders.

     "TRUST ACCOUNT" shall mean a separate account established and maintained by the Trustee for the exclusive benefit of the Holders of Certificates.

     "TRUSTEE" shall mean _______________________, a banking corporation organized and existing under the laws of ______________, in its capacity as trustee under this Agreement, or any successor in such capacity.

     "TRUSTEE FEE" shall mean, for each Distribution Date, one-half of the Trustee Fee Rate multiplied by the outstanding principal balance of the Bonds immediately preceding the most recent Bonds Payment Date.

     "TRUSTEE FEE RATE" shall mean 0.___% per annum.

     "TRUSTOR" shall mean T.A. of Delaware, Inc., a corporation organized and existing under the laws of the State of Delaware.

     "VOTING RIGHTS" shall mean the portion of all voting rights of the Certificates that is allocated to any Certificate. The Voting Rights under this Agreement will be allocated __% to the Coupon Strip Certificates and __% to the Principal Strip Certificates. Within the Coupon Strip Certificates, the Voting Rights shall be allocated in proportion to the Percentage Interest represented by each Certificate. Within the Principal Strip Certificates, the Voting Rights shall be allocated in proportion to the Certificate Principal Balances of each Certificate.

     SECTION 1.02.  Rules of Construction.  Unless the context or use
                    ---------------------
indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement.

     (a) Words importing the singular number shall include the plural number and vice versa.

     (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

     (c) The words "hereof", "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

     (d) All references herein to a particular time of day shall be to New York City time.

     (e) Reference to Sections and Articles shall be to Sections and Articles hereof unless a different document is specified.


                                  ARTICLE II

                            ESTABLISHMENT OF TRUST

     SECTION 2.01   Creation of Trust.  There is hereby created a Trust for
                    -----------------
the benefit of the Holders of the Certificates. The sole asset of such Trust shall be the Bonds transferred by the Trustor to the Trustee and any other property specified in Schedule I hereto. The Certificates shall evidence
                      ----------
undivided interests in the Trust. The income received by and the assets of such Trust shall be distributed solely in accordance with this Agreement.

     SECTION 2.02   Establishment of Trust Accounts and Ownership.
                    ---------------------------------------------

     (a) The Trustee shall establish the Trust Account, in which it shall hold the Bonds delivered to it by the Trustor on or after the date hereof, together with all moneys received as principal, premium, if any, or interest with respect to the Bonds pending disbursement as hereinafter provided. The Trustee is authorized to establish various subaccounts within the Trust Account corresponding to the characterization of moneys to be deposited therein so that the Trustee may at all times ascertain such characterization.

     (b) The Trustee shall hold and retain the Bonds in trust for the benefit and account of the Holders of Certificates as the beneficial owners of the Bonds. Subject to Section 8.02, the Trustee shall assume full responsibility and risk for the Bonds on deposit with it and all moneys received by it as principal of, premium, if any, or interest on the Bonds, and shall bear all costs and expenses incurred by it as Trustee of such Bonds (subject to the terms hereof and to such other reimbursement by the Trustor as may be agreed upon by the Trustee and the Trustor in one or more separate agreements).

     (c) The Bonds, and all moneys received as principal, premium, if any, and interest on the Bonds, shall remain in the custody of the Trustee and shall be kept in the Trust Account, which shall be a segregated account created by separate recordation within the trust department of the Trustee. Moneys to the credit of the Trust Account shall be held by the Trustee uninvested. The Bonds and moneys received and held in the Trust Account will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee or any person claiming through it. The Trustee shall not have the power or authority to transfer, assign, hypothecate, pledge or otherwise dispose of any of the assets of the Trust Account to any person, except as expressly permitted by the provisions of this Agreement.

     SECTION 2.03.  Transfer of Bonds to Trust Account.
                    ----------------------------------

     (a) The Bonds will be irrevocably transferred by the Trustor or another entity acting on behalf of the Trustor to the Trustee and will be held in the name of the Trustee or its nominee in book-entry form with the Securities Depository as evidenced by Book-Entry Credits. The Trustor represents and warrants to the Trustee that the Bonds are genuine and that, immediately prior to the delivery thereof to the Securities Depository, the Trustor shall own the Bonds free and clear of any lien, pledge, encumbrance or any other security interest.

     (b) The Trustee is authorized and directed to deliver any instrument or document necessary to obtain registration or registration of transfer of the Bonds and to obtain payment of principal, premium, if any, and interest thereon. The Trustee is further authorized to sign and file any declaration, affidavit, certificate of ownership or other document required to service the Trust Account and to present for payment all Bonds or coupons thereon required to be presented as a condition to payment at the maturity or upon call for redemption thereof.

     (c) Notwithstanding the foregoing, the Trustee may hold Bonds in its account within DTC or other Securities Depository registered under Section 17(a) of the Securities Exchange Act.

     SECTION 2.04.  Limited Obligations.  Neither the Trustee nor the Trustor
                    -------------------
has any obligation with respect to the Bonds, except as otherwise provided in this Agreement.


                                  ARTICLE III

                                THE CERTIFICATES

     SECTION 3.01.  Classes of Certificates.  The Certificates shall be
                    -----------------------
issued in two Classes: (a) Coupon Strip Certificates and (b) Principal Strip Certificates. The Certificates shall have the respective Coupon Strip Rate or Principal Strip Rate, the maturity dates and the respective Coupon Strip Notional Amount or Certificate Principal Balance set forth in Schedule II.
                                                              -----------

     SECTION 3.02.  Ownership of Underlying Bonds; Voting.  Each Certificate
                    -------------------------------------
evidences an undivided ownership interest in the Bonds, including an interest in the principal of and premium, if any, and interest on such Bonds in accordance with the provisions thereof and hereof.

     In the event of any action or consent requiring the vote of the owners of any Bonds, the Trustee shall, within three Business Days of being informed of any such action or consent, deliver to the Holders of the Certificates proxies for such vote, returnable to the Trustee. The Trustee shall vote solely in accordance with such proxies, weighted by the Voting Rights of the Certificates held by each Holder; provided, however, that, if the action or consent will result in a decision to retain Bonds which otherwise would be redeemed or tendered or a decision to accept or reject a tender for cash of the Bonds, no such proxies shall be solicited and the Trustee shall vote in favor of the tender for cash of Bonds.

     Other than with respect to such a redemption or tender for cash, the Trustee shall not take any action as the nominal holder or owner of any of the Bonds, either alone or as part of a group of such holders or owners of such Bonds, except in accordance with the affirmative direction of the Holders of the Certificates after notifying such Holders of such action. The Trustee shall have no liability for any failure to act resulting from the later return of, or failure to return, any such proxy sent by the Trustee to the Holders of the Certificates.

     If the owners of Bonds shall have the right to elect to retain Bonds after a mandatory tender or to accept or reject a tender for cash of the Bonds, such election shall not be referred to the Holder of Certificates but the Trustee shall elect in every case on behalf of the Holders to accept the tender and to receive cash.

     SECTION 3.03.  Limitation on Issuance of Certificates.  No Certificates
                    --------------------------------------
may be issued under the provisions of this Agreement except in accordance with the provisions of this Article III.

     SECTION 3.04.  Form and Numbering of Certificates.  The definitive
                    ----------------------------------
Certificates are issuable in fully registered form in Authorized Denominations. Each Certificate shall be substantially in the form set forth in Exhibit A
                                                                 ---------
hereto, with such appropriate variations, omissions and insertions as may be necessary or appropriate to conform to the provisions of this Agreement. All Certificates may have endorsed thereon such letters, numbers or other marks of identification and such legends or text as may be necessary or appropriate to conform to any applicable rules and regulations of any governmental authority or of any securities exchange on which the Certificates may be listed or any usage or requirement of law with respect thereto.

     SECTION 3.05.  Details of Certificates.  The Certificates shall be dated
                    -----------------------
the Date of Original Issue and shall entitle their Holders to payments of interest, principal and, under certain circumstances, premium on the Bonds, all as hereinafter provided.

     The Certificates shall be executed with the manual signature of an Authorized Trustee Officer. In case any Authorized Trustee Officer whose signature shall appear on any Certificates shall cease to be such officer before the delivery of such Certificates, such signature shall nevertheless be valid and sufficient for all purposes the same as if such person had remained in office until such delivery.

     Both the principal of and the premium, if any, and the interest to which the Holders of the Certificates are entitled shall be payable in any coin or currency of the United States of America that is legal tender for the payment of public and private debts on the respective dates of payment thereof. The final distribution with respect to all Certificates shall be payable at the principal corporate trust office of the Trustee upon the presentation and surrender of such Certificates as the same shall become due and payable.

     Payments on the Bonds to which the Holders of any Certificate are entitled which is payable, and is punctually paid or duly provided for to the Trustee, on any Distribution Date shall then be paid by the Trustee by check to the person in whose name such Certificate is registered in the Certificate Register at the close of business on the relevant Record Date. Payments shall be made by wire transfer of immediately available funds to any Holder whose initial Certificate Principal Balance, or Coupon Strip Notional Amount, as applicable, is not less than $____________, at the option of such Holder, according to wire instructions given to the Trustee in writing for such purpose.

     Subject to the foregoing provisions of this Section, each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Certificate shall carry all the rights to interest accrued and unpaid, and to accrue, on the Bonds which were carried by such other Certificate and each such Certificate shall entitle the Holder thereof to receive interest payments from such date, so that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

     SECTION 3.06.  Validity of Certificates.  Only such Certificates as
                    ------------------------
shall have been duly executed by an Authorized Trustee Officer shall be entitled to any benefit or security under this Agreement. No Certificate shall be valid or become obligatory for any purpose unless and until such signature shall have been duly executed by an Authorized Trustee Officer, and such signature of an Authorized Trustee Officer upon any such Certificate shall be conclusive evidence that the Certificate has been duly executed and delivered under this Agreement.

     SECTION 3.07.  Exchange of Certificates.  Subject to Sections 3.08 and
                    ------------------------
3.11, Certificates, upon surrender thereof at the corporate trust office of the Trustee, together with an assignment duly executed by the registered owner or his attorney or legal representative in such form as shall be satisfactory to the Trustee, may, at the option of the registered owner thereof, be exchanged for an equal aggregate stated amount of Certificates, or in the aggregate Percentage Interest of such Certificates, as applicable, of the same Class and terms, of any Authorized Denominations, entitling the Holder thereof to receive interest payments in the same manner, and in the same form as the Certificates surrendered for exchange.

     SECTION 3.08.  Registration and Transfer of Certificates.  The Trustee
                    -----------------------------------------
shall establish and maintain the Certificate Register for the registration and registration of transfer of Certificates as provided in this Agreement. Said Certificate Register shall be available at all reasonable times for inspection by the Trustor and its agents and representatives, and the Trustee shall provide to the Trustor, upon its written request, an accurate copy of the names and addresses of the Holders set forth in the Certificate Register.

     The transfer of any Certificate may be registered only upon the Certificate Register upon surrender thereof to the Trustee together with an assignment duly executed by the registered owner or such owner's attorney or legal representative in such form as shall be satisfactory to the Trustee. Upon any such registration of transfer, the Trustee shall execute and deliver in exchange for such Certificate a new registered Certificate or Certificates, registered in the name of the transferee of any denomination or Percentage Interest as applicable, authorized by this Agreement in the aggregate denomination equal to the denomination, or in the aggregate Percentage Interest equal to the Percentage Interest of such Certificate surrendered or exchanged, of the same Class and terms, and entitling the Holder thereof to receive interest payments in the same manner and in the same form as the Certificates so surrendered.

     In all cases in which Certificates shall be exchanged or the transfer of Certificates shall be registered hereunder, the Trustee shall execute and deliver at the earliest practicable time Certificates in accordance with the provisions of this Agreement. All Certificates surrendered in any such exchange or registration of transfer shall be canceled by the Trustee. No service charge shall be made for any registration, transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     SECTION 3.09.  Ownership of Certificates.  The Trustor, the Trustee and
                    -------------------------
any agent of the Trustor or the Trustee may treat the person in whose name any Certificate is registered, including, without limitation, any Securities Depository or its nominee, as the owner of such Certificate for the purpose of receiving distributions of principal of and redemption premium, if any, and interest on, such Certificate, and for all other purposes whatsoever, whether or not such Certificate be overdue, and to the extent permitted by law, neither the Trustee nor the Trustor or any such agent shall be affected by notice to the contrary.

     SECTION 3.10.  Authorization of Certificates; Prior Accrued Bond
                    -------------------------------------------------
Interest.
- --------

     (a) There shall be issued under this Agreement the Principal Strip Certificates in the aggregate initial Certificate Principal Balance set forth in
Schedule II and the Coupon Strip Certificates with an aggregate initial Coupon
- -----------
Strip Notional Amount set forth in Schedule II.  Each Certificate shall be dated
                                   -----------
the Date of Original Issue.

     The Certificates shall be executed substantially in the respective forms and in the manner set forth herein, but before the Certificates shall be delivered by the Trustee, there shall be filed or deposited with the Trustee the following:

          (i)    a fully executed counterpart of this Agreement;

          (ii) opinions of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., special counsel to the Trustor, as to the due authorization, execution and delivery of and the validity of and enforceability against the Trustor of this Agreement and the DTC Letter, certain securities laws matters and certain tax matters, in form and substance satisfactory to the Trustor and the Trustee;

          (iii)  a fully executed counterpart of the DTC letter; and

          (iv) such other documents, certificates and opinions as the Trustee may require.

     When such documents shall have been filed with the Trustee and when the Certificates shall have been executed as required by this Agreement, the Trustee shall deliver the Certificates at one or more times to or upon the order of the Trustor, but only upon deposit of the Bonds, or any portion thereof, with the Trustee.

     (b)  On the first Distribution Date, the Trustee shall transfer to the
Trustor:  (i) the amount set forth in Schedule I as accrued interest on Bonds
                                      ----------
representing the portion of the interest received by the Trustee which accrued prior to the Date of Original Issue on the portion of the Bonds deposited with the Trustee on the Date of Original Issue plus (ii) with respect to each portion of the Bonds, if any, deposited with the Trustee subsequent to the Date of Original Issue the portion of interest received by the Trustee on such portion of the Bonds which accrued prior to the Date of Original Issue.

     SECTION 3.11   Temporary Certificates.  Until definitive Certificates of
                    ----------------------
any Class are ready for delivery, upon request of the Trustor, who shall supply the Trustee with the number of Certificates required, the Trustee shall execute and deliver, in lieu of definitive Certificates of such Class and subject to the same limitations and conditions, typewritten, printed, engraved or lithographed temporary Certificates of such Class, in the form of fully registered Certificates in Authorized Denominations, substantially of the tenor of the Certificates of such Class set forth in this Agreement and with such appropriate omissions, insertions and variations as may be required.

     Until definitive Certificates are ready for delivery, any temporary Certificate may be exchanged at the principal corporate trust office of the Trustee, without charge to the Holder thereof, for an equal aggregate stated amount or, in an equal Percentage Interest of such Certificates, as applicable, of temporary fully registered Certificates of Authorized Denominations, of like tenor, of the same Class and terms, and entitling the Holder thereof to receive interest payments on the Bonds in the same manner as the Certificates so exchanged.

     If temporary Certificates of any Class shall be issued, the Trustee shall prepare the definitive Certificates of such Class and execute the same, and the Trustee, upon presentation to it at its principal office of any temporary Certificate, shall cancel the same and deliver in exchange therefor at the place designated by the Holder, without charge to the Holder thereof, a definitive Certificate or Certificates of an equal aggregate stated amount or, in an equal Percentage Interest of such Certificates, as applicable, of the same Class and terms, and entitling the Holder thereof to receive interest payments in the same manner as the temporary Certificate so surrendered. Until so exchanged, the temporary Certificates of any Class shall be in all respects be entitled to the same benefit of this Agreement as the definitive Certificates of such Class to be issued and authenticated hereunder.

     SECTION 3.12   Mutilated, Destroyed or Lost Certificates.  In case any
                    -----------------------------------------
Certificate shall become mutilated or be destroyed or lost, the Trustee shall execute and deliver a new Certificate of like date, Class, terms and tenor in exchange and substitution for and upon the cancellation of such mutilated Certificate or in lieu of and in substitution for such Certificate destroyed or lost, and the Holder shall pay the reasonable expenses and charges of the Trustee in connection therewith and, in case of a Certificate destroyed or lost, the Holder shall file with the Trustee evidence satisfactory to it that such Certificate was destroyed or lost, and of such Holder's ownership thereof, and shall furnish the Trustor and the Trustee with such indemnity as shall be satisfactory to them.

     Any replacement Certificate issued pursuant to this Section shall constitute complete and indefensible evidence of ownership of the Bonds, as if originally issued, whether or not the destroyed, lost or stolen Certificate shall be found at any time.

     SECTION 3.13.  Book-Entry Only System for Principal Strip Certificates.
                    -------------------------------------------------------

     (a) Except as otherwise provided herein, one fully registered Principal Strip Certificate for the entire amount of such Class shall be registered in the name of the Securities Depository or its nominee, and ownership thereof shall be maintained in book-entry form by the Securities Depository for the account of the Agent Members thereof. Initially, the Principal Strip Certificates shall be registered in the name of Cede & Co., as the nominee of DTC. Transfers of beneficial ownership interests in the Principal Strip Certificates which are registered in the name of Cede & Co. will be accomplished by book entries made by the Securities Depository and in turn by the Agent Members who act on behalf of the Beneficial Owners of Principal Strip Certificates.

     Neither the Trustee, the Trustor nor any of their respective affiliates shall have any responsibility or obligation with respect to:

          (i) the accuracy of the records of the Securities Depository or any Agent Member with respect to any beneficial ownership interest in the Principal Strip Certificates;

          (ii) the delivery to any Agent Member, any beneficial owner of the Certificates or any other person, other than the Securities Depository, of any notice with respect to the Principal Strip Certificates;

          (iii) the payment to any Agent Member, any beneficial owner of the Principal Strip Certificates or any other person, other than the Securities Depository, of any amount distributable with respect to the Principal Strip Certificates; or

          (iv) the failure of the Securities Depository to effect any transfer.

     (b) So long as the Principal Strip Certificates are registered in the name of a Securities Depository or its nominee, the Trustee may treat the Securities Depository as, and deem the Securities Depository to be, the absolute owner of the Principal Strip Certificates for all purposes whatsoever, including without limitation:

          (i) the payment of distributions to Holders of the Principal Strip Certificates;

          (ii) giving notices of redemption and other matters with respect to the Principal Strip Certificates;

          (iii) registering transfers with respect to the Principal Strip Certificates; and

          (iv)   the selection of Principal Strip Certificates for redemption.

     (c) If at any time the Securities Depository notifies the Trustee that it is unwilling or unable to continue as Securities Depository with respect to the Principal Strip Certificates, or if at any time the Securities Depository shall no longer be registered or in good standing under the Securities Exchange Act or other applicable statute or regulation and a successor Securities Depository is not appointed by the Trustee within 90 days after it receives notice or becomes aware of such conditions, as the case may be then the Trustee shall execute and deliver certificates representing the Principal Strip Certificates as provided below. Certificates for the Principal Strip Certificates issued in exchange for a global certificate pursuant to this paragraph shall be registered in such names and be in such Authorized Denominations as the Securities Depository, pursuant to instructions from the Agent Members or otherwise, shall instruct the Trustee. The Trustee shall deliver such certificates representing the Principal Strip Certificates to the persons in whose names such Principal Strip Certificates are so registered.

     SECTION 3.14.  No Listing on Securities Market.  Certificates shall not be
                    -------------------------------
listed on any established securities market. For this purpose, an established securities market includes any national securities exchange registered under the Securities Exchange Act of 1934 or exempted form registration because of the limited volume of transactions, any local exchange, and any over the counter market characterized by an interdealer quotation system which regularly disseminates quotations of obligations by identified brokers or dealers, by electronic means or otherwise.


                                  ARTICLE IV

                 DISTRIBUTIONS IN RESPECT OF THE CERTIFICATES

     SECTION 4.01.  Distributions.
                    -------------

     (a) On each Distribution Date, the Trustee shall make distributions to each Holder of record as of the applicable Record Date (other than as provided in Section 3.05 with respect to the final distribution) either in immediately available funds by wire transfer (if such Holder is eligible to receive wire transfers and has made a request therefor) or by check mailed to such Holder at the address appearing in the Certificate Register. The Trustee shall pay to each Holder of a Certificate in respect of interest, the Accrued Certificate Interest on such Certificate for such Distribution Date. If payments received by the Trustee with respect to the Bonds after deduction of the applicable Trustee Fee are insufficient to pay all Accrued Certificate Interest on the Certificates on such Distribution Date, then such remaining funds will be distributed as interest to the Holders of the Certificates pro rata based on their Accrued Certificate Interest.

     (b) With respect to any Principal Strip Certificate, if the applicable Issuer shall have paid and the Trustee shall have received all or any part of the Principal due upon maturity or earlier redemption of the underlying Bonds, the Trustee shall pay to each Holder of record of Principal Strip Certificates as of the applicable Record Date either in immediately available funds by wire transfer (if such Holder is eligible to receive a wire transfers and has made a request therefor) or by check mailed to such Holder at the address appearing in the Certificate Register, the entire amount of such Principal. If payments received by the Trustee with respect to the Bonds after deduction of the applicable Trustee Fee and the payment of all Accrued Certificate Interest on the Certificate Interest on the Certificates on such Distribution Date are insufficient to pay the aggregate Certificate Principal Balance of the Principal Strip Certificates, then such remaining funds will be distributed as principal to the Holders of the Principal Strip Certificates pro rata based on their Certificate Principal Balance.

     (c) When making any payment to a Holder of a Certificate under this Agreement, the Trustee shall round down such payment to the nearest whole cent.

     SECTION 4.02.  Segregation of Moneys Received from Issuers in Respect of
                    ---------------------------------------------------------
Bonds. All moneys received from the Issuers of Bonds or otherwise by the Trustee
- -----
in respect of Bonds evidenced by Certificates issued hereunder shall be held by it without interest in the Trust Account until required to be disbursed in accordance with the provisions of this Agreement or as otherwise required by law and such moneys will be segregated by separate recordation on the books and records of the Trustee.

     SECTION 4.03.  Allocation of Losses and Interest Shortfalls on Bonds.
                    -----------------------------------------------------

     (a) Immediately after each Bonds Payment Date, the Trustee shall determine the total amount of losses, if any, incurred with respect to the Bonds. Such losses shall be allocated to the Principal Strip Certificates, pro rata, on the basis of their outstanding Certificate Principal Balances, to reduce their respective outstanding Certificate Principal Balances by the amount so allocated. Any reduction in the Certificate Principal Balance of th Principal Strip Certificates will result in a corresponding decrease in the Coupon Strip Notional Amount. Such losses will be deemed to have been allocated on any Distribution Date prior to the distribution of principal on such Distribution Date.

     (b) Immediately after each Bonds Payment Date, the Trustee shall determine the total amount of interest shortfalls, if any, incurred with respect to the Bonds. Such interest shortfalls shall be allocated to all Classes of Certificates, pro rata, based on the Accrued Certificate Interest on each Class, to reduce the Accrued Certificate Interest payable to each Class on the next Distribution Date.

     SECTION 4.04   Statements to Holders.  On each Distribution Date, the
                    ---------------------
Trustor shall forward to the Trustee and the Trustee shall forward by mail to each Holder a statement setting forth the following information, on a Class by Class basis, as applicable:

     (a) the amount of interest distributed to Holders of such Class of Certificates;

     (b) the amount of principal distributed to Holders of such Class of Certificates;

     (c) if the interest payments received by the Trustee with respect to the Bonds are insufficient to make the required interest distributions with respect to the Certificates, the aggregate amount of all such interest shortfalls on such Distribution Date and the amount of such interest shortfalls to be allocated to such Class of Certificates;

     (d) if any loss is incurred with respect to the Bonds, the aggregate amount of all such losses on such Distribution Date and the amount of such losses to be allocated to such Class of Certificates;

     (e) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date; and

     (f) the aggregate Certificate Principal Balance of each Class of Certificates after giving effect to the distribution made on such Distribution Date and to losses allocated on such Distribution Date.


                                   ARTICLE V

                              TERMINATION EVENTS
           AND PURCHASE OF CERTIFICATES UPON TRUSTOR'S TENDER DEMAND

     SECTION 5.01   Termination Events and Sale of Bonds.  Upon the occurrence
                    ------------------------------------
of any of the following (herein called "Termination Events"):

     (a) the Trustee shall fail to distribute to the Holders of any Certificates any distribution required to be made under the terms of this Agreement and such failure shall continue unremedied for five days;

     (b) the Trustor shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding of or relating to the Trustor or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding up or liquidation of its affairs, shall have been entered against the Trustor or the Trustor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment to the benefit of its creditors or voluntarily suspend payment of its obligations;

     (c)  the Trustor shall cease to be a party to this Agreement; or

     (d) it becomes necessary to register the Trust as an "investment company" under the Investment Company Act;

The Trustee shall notify each registered owner of the Certificates of the occurrence of such Termination Event as soon as practicable after it obtains knowledge thereof. Unless a Termination Event is waived by the requisite number of Certificateholders, as soon as is commercially practical after the giving of such notice, the Trustee shall sell the Bonds to the highest bidder in an auction in which at least one bid is received from a Person that is not an affiliate of the Trustor. The proceeds of such a sale shall be distributed on the next Distribution Date first to the Holders of all Certificates in respect of Accrued Certificate Interest thereon (pro rata based on the amounts of Accrued Certificate Interest) and then to the Holders of the Principal Strip Certificates in respect of principal thereof (pro rata based on Certificate Principal Balance).

     SECTION 5.02.  Notice to Holders.  Upon any termination of the Trust or any
                    -----------------
sale of defaulted Bonds pursuant to Section 5.01, the Trustee shall give prompt written notice thereof to the Holders at their respective addresses appearing in the Certificate Register.

     SECTION 5.03.  Waiver of Termination Events.  The Holders representing at
                    ----------------------------
least 66% of the Voting Rights of Certificates affected by a Termination Event may waive such Termination Event; provided, however, that a Termination Event under section 5.01(a) may only be waived by the Holders of all the Certificates. Upon any such waiver, such Termination Event shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Termination Event nor shall impair any right consequent thereon except to the extent expressly waived.


                                  ARTICLE VI

                  REDEMPTION OF PRINCIPAL STRIP CERTIFICATES

     SECTION 6.01.  Redemption.  If the Bonds of any issue underlying Principal
                    ----------
Strip Certificates are redeemed in whole or in part, and upon actual receipt by the Trustee of notice of such redemption or upon publication to that effect in The Bond Buyer, The Wall Street Journal or The New York Times, each of which the
- --------------  -----------------------    ------------------
Trustee shall review on a regular basis, the Trustee shall, in accordance with the provisions of this Article VI, redeem a principal amount of Principal Strip Certificates equal to the principal amount of the Bonds so redeemed. In the absence of the actual notice or publication described in this Section 6.01, the Trustee shall be under no obligation to effect the redemption required by this
Section 6.01.

     SECTION 6.02.  Selection by Trustee of Principal Strip Certificates.  In
                    ----------------------------------------------------
the event of a partial redemption of the Bonds underlying any Principal Strip Certificates, the particular Principal Strip Certificates to be redeemed shall be selected by the Trustee from the outstanding Principal Strip Certificates by lot or by such method as the Trustee shall deem fair and appropriate. To the extent practical the Trustee shall, in the case of partial redemption, redeem Principal Strip Certificates so that not more than one such Certificate remains outstanding in other than an Authorized Denomination.

     SECTION 6.03.  Notice of Redemption.  Notice of redemption shall be given
                    --------------------
by the Trustee to each Holder of any Principal Strip Certificate to be redeemed as provided in Section 7.02 hereof within thirty (30) days after notice of redemption of the underlying Bonds has been given by the Issuer, trustee or paying agent of or for the Bonds, as the case may be (but not less than fifteen days prior to the redemption date), provided, however, that the Trustee shall not be required to give any notice of redemption less than three (3) business days after the date it receives notice of such redemption. Notice of the redemption of the Bonds shall be given by the Trustee to each Holder of a Coupon Strip Certificate at the same time and in the same manner as the redemption notice given to Holders of affected Principal Strip Certificates. All notices shall be mailed to each Holder at such Holder's last address on the Certificate Register.


                                  ARTICLE VII

                               CERTAIN COVENANTS

     SECTION 7.01.  Method of Payment of Principal Strip Certificates.  So long
                    -------------------------------------------------
as the Principal Strip Certificates are registered in the name of the Securities Depository or a nominee thereof, distributions of principal and interest (other than at maturity) with respect to the Principal Strip Certificates shall be made to the Securities Depository by wire transfer provided proper wire instructions are received by the Trustee prior to the applicable Record Date therefor.

     SECTION 7.02.  Covenant to Perform and Authority of the Trustor.  The
                    ------------------------------------------------
Trustor shall faithfully perform at all times all of its covenants, undertakings and agreements contained in this Agreement and in any Certificate executed and delivered hereunder. The Trustor represents that it is duly authorized to execute this Agreement and to deposit the Bonds with the Trustee pursuant hereto; that all action on its part for the issuance of the Certificates and the adoption of this Agreement has been duly and effectively taken; and that such Certificates in the hands of the Holders thereof will be valid rights to receive payments in respect of the Bonds in the manner herein and in the Certificates specified, enforceable according to their terms, notwithstanding the bankruptcy, insolvency or liquidation of the Trustor.


                                  ARTICLE VIII

                                  THE TRUSTEE

     SECTION 8.01.  Acceptance of Duties.  The Trustee hereby accepts and agrees
                    --------------------
to fulfill the obligations imposed upon it by this Agreement, but only upon the terms and conditions set forth in this Article and subject to the provisions of this Agreement, to all of which the Trustor and the Holders, by the acceptance of their Certificates, agree.

     SECTION 8.02.  Limited Liability.
                    -----------------

     (a) The Trustee shall incur no liability to any Holder of any Certificate if, by reason of any provision of any present or future law, or regulation thereunder, of any governmental authority, or by reason of any natural disaster or war or other circumstance beyond its control, the Trustee is prevented from doing or performing any act or thing which the terms of this Agreement provide should be done or performed.

     (b) The Trustee shall assume no obligation and shall not be subject to any liability to Holders of Certificates or the Trustor in the performance of its duties, other than by reason of willful misconduct, bad faith or gross negligence or as may be required by ERISA. The Trustee is not under any obligation to take any action which may tend to involve it in any expense or liability, the recovery or payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Trustee may own and deal in Bonds, in obligations of the same issue and maturity as the Bonds and in the Certificates, as though it were not the Trustee under this Agreement.

     SECTION 8.03.  Fidelity Bond.  The Trustee is required at all times to
                    -------------
maintain a fidelity bond or other insurance (which may be self-insurance) in reasonable form and amount to protect against loss due to dishonest or fraudulent action by its employees in connection with its obligations under this Agreement.

     SECTION 8.04.  Indemnification of Trustee.  The Trustor agrees to indemnify
                    --------------------------
the Trustee against, and hold it harmless from, any liability relating to, or in any way connected with, or arising hereunder caused solely by the failure of Trustor to perform its obligations hereunder. Without limiting the generality of the foregoing, the Trustee shall have no duty or responsibility for and shall not be deemed to have been negligent with respect to, and the Trustor shall indemnify and hold harmless the Trustee against, any liability arising out of any claim (i) that the Bonds are not genuine, (ii) that any disclosure with respect to the Bonds or the Certificates required by applicable federal and state laws was not made or (iii) that registration of the Certificates or any investment company relating to the Certificates and this Trust Agreement is required by applicable federal or state securities laws and Trustor failed to effect such registration.

     If the indemnification provided for in the preceding paragraph is invalid or unenforceable in accordance with its terms, then the Trustor shall contribute to the amount paid or payable by the Trustee as a result of such liability in such proportions as is appropriate to reflect the relative benefits received by the Trustor, on one hand, and the Trustee, on the other, from the issuance and sale of such Certificates. For this purpose the benefits received by the Trustor shall be the aggregate amount received by the Trustor upon the sale of such Certificates, less the costs and expenses of such sale, including the cost of acquisition of the Bonds or parts thereof evidenced thereby, and the benefits received by the Trustee shall be the aggregate amount of fees received by the Trustee, less costs and expenses incurred in relation to such Certificates. If, however, the allocation provided by the immediately preceding two sentences is not permitted by applicable law, then the Trustor shall contribute to such amount paid or payable by the Trustee, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trustor, on the one hand, and the Trustee, on the other, in connection with the actions or omissions which resulted in such liability, as well as any other relevant equitable considerations.

     In case any claim shall be made or action brought against the Trustee for any reason for which indemnity may be sought against the Trustor as provided above, the Trustee may promptly notify the Trustor in writing setting forth the particulars of such claim or action and the Trustor may assume the defense thereof. In the event that the Trustor assumes the defense, the Trustee shall have the right to retain separate counsel in any such action but shall bear the fees and expenses of such counsel unless (i) the Trustor shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Trustee and the Trustor, and the Trustee has been advised in writing by such counsel that one or more legal defenses may be available to it which may not be available to the Trustor, in which case the Trustor shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of such counsel.

     The term "liability", as used in this Section 8.04, shall include any losses, claims, damages, expenses (including without limitation the Trustee's reasonable costs and expenses in defending itself against any losses, claims or investigations of any nature whatsoever) or other liabilities, joint or several, arising for any reason under this Agreement (including without limitation violation of applicable laws or trademarks or servicemarks).

     The obligations of the Trustor under this Section 8.04 shall be in addition to any liability which the Trustor may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Trustee and to each person, if any, who controls the Trustee within the meaning of the Securities Exchange Act.

     Upon any removal or resignation of the Trustee, the Trustee's right to indemnification and the Trustor's obligations to indemnify the Trustee hereunder shall survive such removal or resignation.

     SECTION 8.05   Monthly Statements from Trustee.  It shall be the duty of
                    -------------------------------
the Trustee, on or before the fifteenth day of each month, to file with the Trustor a statement setting forth in respect of the preceding calendar month:

     (a)  ____________________________________; and

     (b)  any other information that the Trustor may reasonably request.

     All records and files pertaining to Certificates or the Trustor in the custody of the Trustee shall be open at all reasonable times to the inspection of the Trustor and its agents and representatives.

     SECTION 8.06   Resignation and Removal.
                    -----------------------

     (a) The Trustee may at any time resign as Trustee by giving written notice of its election to do so to the Trustor and such resignation shall take effect upon the appointment of a successor Trustee by the Trustor, subject to and agreeing to comply with the terms and conditions of this Agreement. If at any time the Trustee becomes incapable of acting or is adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then any Holder of a Certificate may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (b) If at any time the Trustee notifies the Trustor that it elects to resign as Trustee, the Trustor shall, within 45 days after the delivery of the notice of resignation or removal, appoint a successor Trustee, which is to be a commercial bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Trustee has been so appointed within such 45-day period, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Any corporation or association into or with which the Trustee may be merged, consolidated or converted will be the successor of such Trustee without the execution or filing of any document or any further act.

     (c) Notwithstanding the foregoing, no resignation or removal of the Trustee in accordance with the provisions hereof shall become effective until its successor Trustee has accepted its appointment hereunder.

     SECTION 8.07.  Default on Bonds.  The Trustee shall use its best reasonable
                    ----------------
efforts to collect all payments due with respect to the Tax Exempt Securities in accordance with such normal and customary practices it shall deem necessary or advisable, and shall have the power and authority, acting alone, to do any and all things in connection therewith and the administration of the Trust as it may deem necessary or advisable.

     SECTION 8.08.  Notice of Certain Defaults.  Upon receipt of notice of any
                    --------------------------
default on the Bonds from the Issuer's trustee or other applicable fiduciary or upon actual knowledge thereof by an officer of the Trustee assigned to its corporate trust office, the Trustee shall promptly give notice of such default to the Holders of the Certificates. Such notice shall set forth (a) the identity of the issue of Bonds, (b) the date and nature of such default, (c) the amount of principal and the amount of interest to which such default relates,
(d) the identifying numbers of the Coupon Strip Certificates or the Principal Strip Certificates or any combination, as the case may be, evidencing the interest or principal described in clause (c), and (e) any other information which the Trustee deems appropriate.

     SECTION 8.09.  Credit Ratings.  The Trustor shall at its expense take all
                    --------------
reasonable action necessary to enable at least one nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Commission under the Securities Exchange Act) to provide credit ratings for the Certificates.

     SECTION 8.10.  Payment of Trustee Fee.  On each Distribution Date, prior to
                    ----------------------
distributions to Holders of Certificates, the Trustee shall withdraw its Trustee Fee from the Trust Account. The amount of the Trustee Fee shall not be available for distributions to Holders in respect of their Certificates.


                                  ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.01.  Governing Law.  This agreement will be governed by and
                    -------------
construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in the State of New York.

     SECTION 9.02.  Notices.
                    -------

     (a) Any notice or other instrument in writing which is authorized or required by this Agreement to be given shall be sufficiently given if addressed to and received by the addressee at its office specified below, or at such other place as the addressee may from time to time designate to the parties hereto in writing:

               (i)  If to the Trustor, addressed:

                    T.A. of Delaware, Inc.
                    One Beacon Street
                    Boston, MA  02108
                    Attention:
                    Telephone No.:  (617)
                    Facsimile No.:  (617)
                    Attention:
                    Telephone No.:  (617)
                    Facsimile No.:  (617)

               (ii) If to the Trustee, addressed:


                    ____________________________
                    ____________________________
                    ____________________________
                    ____________________________
                    ___________________

                    Attention:__________________
                    Telephone No.:______________
                    Facsimile No.:______________

     (b) The Trustee is hereby authorized and directed to give notice by first class mail, postage prepaid, to each of the Rating Agencies [INSERT SPECIFIC INFORMATION] or their respective successors of the occurrence of any of the following: (i) any amendment of or supplement to this Agreement, pursuant to
Section 9.04, (ii) any resignation and removal of the Trustee and the appointment of a successor Trustee, pursuant to Section 8.06, or (iii) the Certificates no longer being registered solely in the name of the Securities Depository or its nominee. Notwithstanding the foregoing provisions of this Section, it is expressly understood and agreed that the Trustee is agreeing to give such notices as a matter of courtesy and accommodation and will endeavor to provide them, but shall not incur any liability or obligation, of any kind with respect to any such notices delivered to the Rating Agencies or by reason of any failure to deliver any such notice.

     SECTION 9.03.  Binding Agreement.  This Agreement shall extend to and
                    -----------------
shall be binding upon the parties hereto and their respective successors and assigns.

     SECTION 9.04.  Amendments.
                    ----------

     (a) This Agreement may be amended at any time without the consent of any of the Holders of the Certificates for purposes of obtaining or maintaining any rating on the Certificates by a nationally recognized securities rating agency.

     (b) In addition, this Agreement may be amended at any time and from time to time by agreement between the Trustor and the Trustee for any other purpose and in any other respect which they may deem necessary or desirable, without the consent of any of the Holders of Certificates, if (i) the Trustee determines that such amendment will not adversely affect the interests of any Holders of Certificates and (ii) the Trustee has received an Opinion of Counsel of appropriate special tax and securities counsel to the effect that such amendment will not result in the withdrawal of, or modification of the conclusions of, any opinion previously delivered by such counsel in connection with the Certificates.

     SECTION 9.05.  Termination and Severability.
                    ----------------------------

     (a) This Agreement is to remain in effect until the date upon which all of the Bonds have been paid in full at the maturity or early redemption thereof and the payment on such Bonds has been distributed to Holders of Certificates in accordance with this Agreement. The discharge of any indenture or other document related to any of the Bonds will not result in a termination of this Agreement.

     (b) If at any time it shall be determined that the Trustee shall be prevented or forbidden from acting or performing any of its duties under the terms of this Agreement by reason of any present or future law or regulation of the United States of America or any other governmental agency or authority, then this Agreement shall be amended to delete herefrom those duties that the Trustee is so prevented or forbidden from performing, and if the Trustee is so prevented from performing all or substantially all of its duties hereunder, then this Agreement may be terminated by either of the parties hereto upon 90 days written notice.

    SECTION 9.06.   Counterparts.  This Agreement may be executed in any
                    ------------
number of counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which together constitute one and the same agreement.

     IN WITNESS WHEREOF, T.A. OF DELAWARE, INC. and
_____________________________ have caused this Trust Agreement to be executed by their duly authorized officers and their respective seals to be affixed hereto, all as of the ____ day of ____________, 199_.

                                              T.A. OF DELAWARE, INC., as Trustor


                                              By: ______________________________

                                              Its: _____________________________

[SEAL]


                                              _________________________________,
                                              as Trustee



                                              By:_______________________________

                                              Its:______________________________
[SEAL]

STATE OF         )
                 : ss.
COUNTY OF        )



     On this ____ day of ________________, 199_, before me personally appeared ________________________ known to me to be ___________________________ of T.A.
of Delaware, Inc., one of the corporations that executed the within agreement, and known to me to be the person that executed said agreement on behalf of such corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand on the day and year set forth above.



                                                 ______________________________
                                                 Notary Public


STATE OF         )
                 : ss.
COUNTY OF        )



     On this ____ day of ________________, 199_, before me personally appeared ________________________ known to me to be ___________________________ of
________________________, one of the corporations that executed the within agreement, and known to me to be the person that executed said agreement on behalf of such corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand on the day and year set forth above.



                                                 _______________________________
                                                 Notary Public

                                                                      SCHEDULE I
                                                              TO TRUST AGREEMENT


                           DESCRIPTION OF THE BONDS


Issuer:
Bonds:

Dated:
Original Principal Maturity Date:
Original Par Value Amount Issued:
CUSIP Number:
Stated Interest Rate:
Interest Payment Dates:
Redemption Date:
Redemption Price:


               Year   Redemption Price     Year  Redemption Price
               ----   ----------------     ----  ----------------



Trustee:
Mode of Payment Of Bonds:                By credit to the Account of the Holder
                                         at _________________________________.
Principal Amount of
     Bonds Deposit Under Agreement:      $________________

The Bonds will be held by the Trustee for the Holders of Certificates as book-entry credits to an account of the Trustee at The Depository Trust Company of New York.

                                                                     SCHEDULE II
                                                              TO TRUST AGREEMENT


                                 CERTIFICATES


Initial Certificate Principal Balance of
        Principal Strip Certificates:               $___________
Initial Coupon Strip Notional Amount:               $___________
Coupon Strip Rate:                                   _____%
Principal Strip Rate:                                _____%
Authorized Denominations
        Coupon Strip Certificates:                   _____%
        Principal Strip Certificates                $___________

                                                                       EXHIBIT A


[FOR Coupon Strip Certificates] [THE YIELD ON THIS CERTIFICATE WILL BE EXTREMELY SENSITIVE TO PREPAYMENTS OF THE TAX EXEMPT SECURITIES. THIS CERTIFICATE IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF T.A. OF DELAWARE, INC. OR THE TRUSTEE REFERRED TO BELOW, OR OF ANY OF THEIR AFFILIATES. THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

                    TAX EXEMPT SECURITIES TRUST CERTIFICATE,
        MULTI-CLASS SERIES ____, [COUPON] [PRINCIPAL] STRIP CERTIFICATE
                                   ____% RATE


Evidencing an undivided interest in a Trust whose assets consist of certain [municipal housing] bonds and certain other property held in trust transferred by

                             T.A. OF DELAWARE, INC.

CUSIP _________               [$          ]        [INITIAL [COUPON] [PRINCIPAL]
                                                   STRIP CERTIFICATE BALANCE]

Certificate No.               [$          ]        [INITIAL [COUPON] [PRINCIPAL]
                                                   STRIP CERTIFICATE BALANCE
                                                   OF THIS CERTIFICATE]

First Distribution            Final Scheduled
Date:_______________          Distribution Date:___________,___

     THIS CERTIFIES THAT _______________________ is the registered owner of a beneficial interest in the Trust referred to below consisting of a pool of tax exempt bonds (the "Bonds") and certain other property held in trust transferred to the Trust by T.A. of Delaware, Inc. (the "Trustor"). The Trust was created pursuant to the Trust Agreement, dated as of _______________ __, 199__ (the "Agreement"), between the Trustor ___________________________ and
___________________________, as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth herein. THE TERMS AND CONDITIONS OF THE AGREEMENT ARE HEREBY INCORPORATED IN THIS CERTIFICATE AS IF FULLY SET FORTH AND, EXCEPT AS OTHERWISE DEFINED HEREIN, ALL TERMS USED HEREIN SHALL HAVE THE MEANING ASCRIBED THERETO IN THE AGREEMENT UNLESS THE CONTEXT HEREOF DICTATES OTHERWISE. THE HOLDER HEREOF

ASSENTS TO ALL OF THE TERMS AND PROVISIONS OF THE AGREEMENT, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE. The Bonds to which this Certificate and other Certificates relate, and interest, premium, if any, and principal payments on the Bonds received by the trustee pending their disbursement to holders of Certificates will be held by the Trustee in a trust account for the benefit of Holders of Certificates at ______________________________, _________________ ____.

     This Certificate is one of a duly authorized issue of certificates of T.A. of Delaware, Inc. designated as its Tax Exempt Securities Trust Certificates, Multi-Class Series ____, which is comprised of two Classes: the Coupon Strip Certificates and the Principal Strip Certificates (collectively, the "Certificates"). Reference is hereby made to the Agreement for a statement of the respective rights thereunder of the Trustor and the Trustee and the Holders of the Certificates and the terms upon which the Certificates are authenticated and delivered.

     This [Coupon] [Principal] Strip Certificate represents a percentage interest (the "Percentage Interest") [equal to the initial [Coupon] [Principal] Strip Certificate Balance of this Certificate divided by the initial [Coupon] [Principal] Strip Certificate Balance, both as set forth] [set forth on the face hereof].

     The Trustee shall distribute from the Trust Account, to the extent of available funds on the _____ day of each calendar month, or, if such _____ day is not a Business Day, the Business Day immediately following such ____ day (the "Distribution Date"), commencing __________, to the Person in whose name this Certificate is registered at the close of business on the last Business Day next preceding such Distribution Date (each a "Record Date"), [a principal amount equal to the product of the Percentage Interest evidenced by this Certificate and that portion of the funds on deposit in the Trust Account that is allocated to principal on such Class of Certificates on such Distribution Date.]

     Distributions of interest will be made on each Distribution Date, to the extent of available funds, in an amount equal to thirty days' interest accrued at a rate per annum equal to the applicable [Principal] [Coupon] Strip Rate on [the Outstanding balance of Principal Strip Certificate] [Coupon Strip Notional Amount] of this Certificate as of the day immediately prior to the related Distribution Date.

     Not later than each Distribution Date, the Trustee will send to each Certificateholder a statement containing information relating to the Bonds and payments made to Certificateholders.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Holder hereof entitled thereto at the address appearing in the Certificate Register or, if such Holder holds Certificates with an [aggregate initial Certificate Principal Balance of at least __________________] by wire transfer in immediately available funds to the account of such Certificateholder designated in writing to the Trustee at least five Business Days prior to the applicable Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such final distribution and only upon presentation and surrender of this Certificate at the office or agency designated in such notice.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable on the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency of the Trustee designated therefor, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class and of authorized denominations, and for the same aggregate interest in the Trust will be issued to the designated transferee or transferees.

     The Principal Strip Certificates will be issued in fully registered form in minimum [denominations of $_______ and in integral multiples of $1,000 in excess of such amount]. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates of the same Class and of authorized denominations evidencing a like aggregate [stated amount] [Percentage Interest], as requested by the Holder surrendering the same.

     No service charge will be made for such registrations of transfer or exchanges, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Trustee and any agent of the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent thereof shall be affected by notice to the contrary.

     The Trustee assumes no obligation nor shall it be subject to any liability to the Holder of this Certificate other than it agrees to use its best judgment and good faith in the performance of the duties specifically set forth herein and in the Agreement.

     [The Trustee shall at all times be a commercial bank or trust company organized and doing business under the laws of the United States of America authorized to act as Trustee, having a combined capital and surplus of at least $50,000,000, subject to examination by federal [or New York] authority. [It shall at all times have an office or an agent for acceptance and delivery of Bonds and Certificates in the Borough of Manhattan, City and State of New York.]

     The Trustee may resign any time and shall resign if it shall cease to meet the requirements of the preceding paragraph and the Trustor shall thereupon appoint a successor Trustee. Notice of any such resignation and the appointment of a successor Trustee shall be mailed to the address of the Holder of this Certificate set forth on the books of the Trustee.

     The obligations and responsibilities of the Trustor and the Trustee created by the Agreement will terminate upon the maturity or other liquidation of the last Bond remaining in the Trust and the payment on the Bonds has been distributed to Holders of Certificates in accordance with the Trust Agreement.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid or obligatory for any purpose.

     The terms and provisions of this Certificate are governed by the laws of New York.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its corporate seal.


                                     _____________________________, as Trustee


                                     By:_____________________________________
                                        Authorized Officer


                         CERTIFICATE OF AUTHENTICATION

This is one of the [Principal] [Coupon] Strip Certificates referred to in the within-mentioned Agreement.

Date:


________________________
       as Trustee


By:_____________________
     Authorized Officer

                                   ASSIGNMENT
                                   ----------


     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
__________ (Please print or typewrite name and address, including postal zip code, or assignee) the undivided interest in the Trust evidenced by the within Certificate and hereby authorize(s) the transfer of registration of such interest to the assignee on the Certificate Register.

     I (we) further direct the Trustee to issue a new Certificate of the same class and of a like initial [Principal] [Coupon] Strip Certificate Balance and undivided interest in the Trust to the above-named assignee and to deliver such Certificate to the following address
________________________________________________________________________________
________________________________.

Dated: ____________________________

   Social Security or                     ______________________________________
   other Tax Identification               Signature by or on behalf of
   No. of Assignee:                       assignor (signature must be signed as
                                          registered)


___________________________________       _____________________________________
                                          Signature Guaranteed


                           DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for the information of the
Trustee:

     Distribution shall be made by check mailed to _________________________ _________________________________________________________________________, or if
the aggregate initial [Principal] [Coupon] Strip Certificate balance of this Class held by the Holder [is not less than $_________] and the Trustee shall have received appropriate wiring instructions in accordance with the Agreement, by wire transfer in immediately available funds to ____________________________________________________, the account of
_________________________________________________, account number
______________________. This information is provided by the assignee named above, or its agent.